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                                                                    EXHIBIT 99.J

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Other Service Providers" and to the use of our reports dated December 14, 2001 and February 14, 2002 in the Registration Statement (Form N-1A) of the American AAdvantage Funds and their incorporation by reference in the related Prospectuses and Statements of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in this Amendment No. 40 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4984).




                              /s/ ERNST & YOUNG LLP



Dallas, Texas
February 28, 2002
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 39 to Registration Statement No. 33-11387 on Form N-1A of AMERICAN AADVANTAGE FUNDS of our reports dated February 1, 2002 for Master Small Cap Index Series and February 15, 2002 for Master International (Capitalization Weighted) Index Series.


/s/ Deloitte & Touche LLP

New York, New York
February 28, 2002